Exhibit 99.1

Apple REIT Eight

COURTYARD
Marriott

third quarter

September 30, 2008

DEAR SHAREHOLDER

GLADE M. KNIGHT

This year has been one of tremendous growth for Apple REIT Eight, Inc. Since January 1, 2008, the Company acquired, primarily on an all-cash basis, a total of 44 hotels, with eight of those purchased since the beginning of July. Our portfolio currently consists of 50 hotels, with a total of 5,787 guestrooms, in key markets throughout 19 states and representing a diverse selection of Marriott and Hilton brands.

Apple REIT Eight’s recent acquisitions include three Marriott-branded properties in the thriving Tidewater region of Virginia. We acquired a 92-room Courtyard® by Marriott® and a 72-suite TownePlace Suites® by Marriott® that are ideally located near numerous corporate offices in northern Suffolk and provide easy access to the cities of Chesapeake and Portsmouth. We also added the new full-service Norfolk Marriott® Chesapeake to our portfolio. It is centrally located in Hampton Roads just off Interstate 64 and near the cities of Norfolk, Virginia Beach, Suffolk and Portsmouth. Also in the southeastern region of the United States, Apple REIT Eight acquired a 143-room Hilton Garden Inn® in Columbia, South Carolina and a 105-room Hilton Garden Inn® in Savannah, Georgia.

On the west coast, the Company acquired a 140-suite Homewood Suites by Hilton® in the heart of Silicon Valley and just one mile from the San Jose International Airport. This extended-stay hotel is conveniently located near numerous local corporations and a variety of area attractions. We also acquired a 106-suite Homewood Suites by Hilton® in Tukwila, Washington, a thriving suburb of Seattle. The property provides all-suite accommodations near the Seattle-Tacoma Airport, within minutes from Seattle area attractions and close to a variety of major corporations. Apple REIT Eight increased its presence in the Kansas City market, with the acquisition of a new 110-room Fairfield Inn & Suites® in Overland Park, Kansas.

Although the Company has been in a phase of rapidly acquiring hotels, we consider hotel operations stable for the period we have owned the hotels. Our properties achieved funds from operations (FFO) for the third quarter of this year of $16.3 million, or $0.18 per share. Results for the nine-month period ending September 30, 2008, were $36.7 million in FFO or $0.43 per share. The Company paid a $0.22 dividend during the third quarter of this year, representative of an eight percent annual return based on an $11 share price.

The average daily rate (ADR) for the third quarter of this year was $125. Paired with an average nightly occupancy rate of 75 percent, the Apple REIT Eight portfolio of hotels achieved revenue per available room (RevPAR) of $94. Results for the nine-month period ending September 30, 2008, were $123, 74 percent and $91, respectively.

Industry analysts have predicted that market conditions during the fourth quarter of this year will be challenging. Although we are prepared for weakening conditions in some of our markets, we remain cautiously optimistic and anticipate our year-end results will be reflective of relatively stable hotel operations as compared to general economic conditions. We look forward to reporting those results to you in our 2008 Annual Report, which is scheduled for delivery in the spring of 2009. As always, we thank you for your investment and look forward to sharing our progress with you in future reports.

Sincerely,

Glade M. Knight
Chairman and Chief Executive Officer

STATEMENTS OF OPERATIONS (Unaudited)

(In thousands except statistical data)	Three months ended Sept. 30, 2008	Nine months ended Sept. 30, 2008
REVENUES
ROOM REVENUE	$46,011	$87,895
OTHER REVENUE	3,107	6,053

TOTAL REVENUES	$49,118	$93,948

EXPENSES
DIRECT OPERATING EXPENSE	$11,987	$23,073
OTHER HOTEL OPERATING EXPENSES	19,034	37,476
GENERAL AND ADMINISTRATIVE	1,023	3,438

DEPRECIATION	6,825	14,467
INTEREST EXPENSE (INCOME), NET	1,104	(3,465)

TOTAL EXPENSES	$39,973	$74,989

NET INCOME
INVESTMENT INCOME	315	3,315

NET INCOME	$9,460	$22,274

UNREALIZED LOSS ON INVESTMENTS	(1,136)	(3,473)

COMPREHENSIVE INCOME	$8,324	$18,801

NET INCOME PER SHARE	$0.10	$0.26

FUNDS FROM OPERATIONS (A)
NET INCOME	$9,460	$22,274
DEPRECIATION OF REAL ESTATE OWNED	6,825	14,467

FUNDS FROM OPERATIONS	$16,285	$36,741

FFO PER SHARE	$0.18	$0.43

WEIGHTED-AVERAGE SHARES OUTSTANDING	91,604	85,627

OPERATING STATISTICS
OCCUPANCY	75%	74%
AVERAGE DAILY RATE	$125	$123
REVPAR	$94	$91
NUMBER OF HOTELS OWNED 9/30/2008	49	49
DIVIDENDS PER SHARE	$0.22	$0.66

BALANCE SHEET HIGHLIGHTS (Unaudited)
(In thousands)	Sept. 30, 2008	December 31, 2007
ASSETS
INVESTMENT IN HOTELS, NET	$925,366	$87,310
CASH AND CASH EQUIVALENTS	55,464	562,009
OTHER ASSETS	28,379	21,452

TOTAL ASSETS	$1,009,209	$670,771

LIABILITIES AND SHAREHOLDERS’ EQUITY
NOTES PAYABLE	$128,959	$—
OTHER LIABILITIES	19,313	452

TOTAL LIABILITIES	148,272	452
TOTAL SHAREHOLDERS’ EQUITY	860,937	670,319

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$1,009,209	$670,771

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at Sept. 30, 2008 and the results of operations for the interim period ended Sept. 30, 2008. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Eight, Inc. 2007 Annual Report.

MARKET DIVERSITY

Portfolio of hotels

STATE / CITY

ALABAMA

Birmingham

ARKANSAS

Rogers (2), Springdale

CALIFORNIA

Burbank, Cypress, Oceanside, Sacramento, San Jose, Tulare

FLORIDA

Jacksonville, Orlando/Sanford, Tallahassee, Tampa

GEORGIA

Savannah/Port Wentworth, Savannah

KANSAS

Overland Park (3), Wichita

KENTUCKY

Bowling Green

MARYLAND

Annapolis

MASSACHUSETTS

Marlborough, Westford (2)

MISSOURI

Kansas City

NEW JERSEY

Somerset

NEW YORK

New York City

NORTH CAROLINA

Carolina Beach, Concord, Dunn, Fayetteville, Greensboro, Matthews, Winston-Salem

OKLAHOMA

Tulsa/South-Bixby

SOUTH CAROLINA

Columbia, Greenville, Hilton Head

TENNESSEE

Chattanooga

TEXAS

Texarkana (2)

VIRGINIA

Charlottesville, Harrisonburg, Norfolk/Chesapeake, Suffolk/Chesapeake (2), Virginia Beach (2)

WASHINGTON

Tukwila

ABOVE: TOWNEPLACE SUITES •

       WINSTON-SALEM, NC

CORPORATE HEADQUARTERS

814 East Main Street

Richmond, VA 23219

(804) 344-8121

(804) 344-8129 FAX

www.applereiteight.com

INVESTOR INFORMATION

For additional information, please contact:

Kelly Clarke, Director, Investor Services

(804) 727-6321 or

KClarke@applereit.com

CORPORATE PROFILE

Apple REIT Eight, Inc. is a real estate investment trust (REIT) focused on the ownership of income-producing real estate. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Fairfield Inn & Suites® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Marriott®, Homewood Suites by Hilton®, Hilton Garden Inn®, Hampton Inn® and Hampton Inn and Suites® brands. Our focus is to acquire high-quality properties that generate attractive returns for our shareholders. As of the printing of this report, our portfolio consisted of 50 hotels, containing a total of 5,787 guestrooms in 19 states.

MISSION

Apple REIT Eight is a premier real estate investment company committed to providing maximum value for our shareholders.

COVER: COURTYARD • WINSTON-SALEM, NC

BACK: RESIDENCE INN • OVERLAND PARK, KS

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its acquisition strategy and operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Marriott®,” “Courtyard® by Marriott®,” “SpringHill Suites® by Marriott®,” “Fairfield Inn® by Marriott®,” “Fairfield Inn & Suites® by Marriott®,” “TownePlace Suites® by Marriott®,” “Residence Inn® by Marriott®” and “Renaissance Hotels & Resorts®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this report, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Eight or otherwise. Marriott was not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Eight offering and received no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this report, and the grant by Marriott of any franchise or other rights to Apple REIT Eight shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®,” “Hampton Inn & Suites®,” “Hilton Garden Inn®,” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Hotels Corporation or one of its affiliates. All references to “Hilton” mean Hilton Hotels Corporation and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this report, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Eight, or otherwise. Hilton was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Eight offering and received no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this report, and the grant by Hilton of any franchise or other rights to Apple REIT Eight shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.